AMENDED AND RESTATED INTERCOMPANY SUBORDINATION AGREEMENT
This AMENDED AND RESTATED INTERCOMPANY SUBORDINATION
AGREEMENT, dated as of August 21, 2018 (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”, is entered into by and among COVANTA ENERGY, LLC, a Delaware limited liability company (the “Company”), COVANTA HOLDING CORPORATION, a Delaware corporation (“Holding”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantor Subsidiaries under and as defined in the Credit Agreement (defined below) (collectively, the “Guarantor Subsidiaries,” and together with the Company and Holding, the “Covanta Parties”), CERTAIN OTHER SUBSIDIARIES OF COMPANY as Non-Guarantor Subsidiaries under and as defined in the Credit Agreement (defined below) (collectively, the “Non-Guarantor Subsidiaries”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as such term is defined in the Credit Agreement defined below).
RECITALS:
WHEREAS, each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Second Amended and Restated Credit and Guaranty Agreement dated as of the date hereof (as the same may hereafter be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Holding and certain of the other Covanta Parties, the Lenders from time to time party thereto, the Administrative Agent and certain other parties thereto;
WHEREAS, pursuant to the Credit Agreement, the Permitted Hedge Agreements,
the Permitted Letters of Credit and the Permitted Cash Management Agreements, the Company and certain other Covanta Parties shall owe the Obligations to the Secured Parties;
WHEREAS, certain of the Covanta Parties are or may become indebted to each other and Non-Guarantor Subsidiaries pursuant to one more Intercompany Notes, including, without limitation, the Amended and Restated Master Intercompany Note identified on Exhibit A hereto (the Indebtedness of each of the Covanta Parties to any other Covanta Party or any NonGuarantor Subsidiary, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the “Intercompany Indebtedness”); and
WHEREAS, the obligations of the Secured Parties under the Credit Agreement, the Permitted Hedge Agreements, Permitted Letters of Credit and the Permitted Cash Management Agreements are subject to the condition, among others, that the Intercompany Indebtedness be subordinated to the Senior Indebtedness (as defined below) in the manner set forth herein.
NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

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1.Subordination of Liabilities. Each Covanta Party, for itself, its successors and assigns, covenants and agrees, and each holder of Intercompany Indebtedness by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, Intercompany Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the indefeasible payment in full in cash or discharge in full of Senior Indebtedness in cash and cash collateralization of any outstanding letters of credit thereunder. The subordination provisions set forth herein shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
“Senior Indebtedness” means, at any time, the Obligations as such term is defined in the Credit Agreement, but excluding indemnification and other contingent obligations (other than contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of indemnification obligations, no notice for indemnification has been issued by the indemnitee) at such time.
2.Covanta Parties Not to Make Payments with Respect to Intercompany Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash or discharged in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, including cash collateralization of any outstanding letters of credit thereunder, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, Intercompany Indebtedness. Each holder of Intercompany Indebtedness hereby agrees that, so long as an Event of Default has occurred and is continuing, no amounts owing in respect of Intercompany Indebtedness shall be made, asked, demanded, sued for, or otherwise taken, accepted or received (it being understood that such actions may be taken prior to the maturity of any Senior Indebtedness (whether at stated maturity, by acceleration or otherwise) so long as no Event of Default has occurred and is continuing).
(b)     In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 2, any Covanta Party shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, Intercompany Indebtedness at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of such Intercompany Indebtedness, in trust for the benefit of, and shall be paid forthwith

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over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash and cash collateralize any outstanding letters of credit thereunder in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, the relevant Covanta Party shall give holders of Intercompany Indebtedness prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.
3.     Intercompany Indebtedness Subordinated to Prior Payment of all
Senior Indebtedness on Dissolution, Liquidation or Reorganization of any Covanta Party. Upon any distribution of assets of any Covanta Party that constitute Collateral upon any dissolution, winding up, liquidation or reorganization of such Covanta Party (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
(a)the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holders of Intercompany Indebtedness is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of Intercompany Indebtedness;
(b)any payment or distribution of assets of such Covanta Party of any kind or character that constitute Collateral, whether in cash, property or securities, to which holders of Intercompany Indebtedness would be entitled except for the subordination provisions set forth herein, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
(c)in the event that, notwithstanding the foregoing provisions of this Section 3, any payment or distribution of assets of such Covanta Party of any kind or character that constitute Collateral, whether in cash, property or securities, shall be received by holders of Intercompany Indebtedness on account of principal of, or interest or other amounts due on, Intercompany Indebtedness before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior

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Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, such Covanta Party shall give prompt written notice to holders of Intercompany Indebtedness of any dissolution, winding up, liquidation or reorganization of such Covanta Party (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).
4.     Furtherance of Subordination. If any proceeding referred to in Section 3 above is commenced by or against any Covanta Party:
(a)the Administrative Agent, acting on behalf of each holder of Senior Indebtedness, is hereby irrevocably authorized and empowered (in its own name or in the name of the holders of Intercompany Indebtedness or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the claims arising under Intercompany Indebtedness or enforcing any security interest or other lien securing payment of Intercompany Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of or causing enforcement of any of the rights or interests of the holders of Senior Indebtedness hereunder;
(b)each holder of Intercompany Indebtedness shall duly and promptly take such action as the Administrative Agent may request (i) to collect Intercompany Indebtedness for the account of the holders of Senior Indebtedness and to file appropriate claims or proofs of claim in respect of Intercompany Indebtedness, (ii) to execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, Intercompany Indebtedness, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to Intercompany Indebtedness; and
(c)The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Agreement, whether or not such Covanta Party shall have complied with any of the provisions hereof applicable to it, at any time when the holders of Intercompany Indebtedness shall have failed to comply with any of the provisions of this Agreement applicable to it. Each holder of Intercompany Indebtedness hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

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5.Subrogation. Subject to the prior payment or discharge in cash in full of all Senior Indebtedness, holders of Intercompany Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of any Covanta Party applicable to Senior Indebtedness until all amounts owing in respect of Intercompany Indebtedness shall be paid or discharged in full, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of such Covanta Party or by or on behalf of holders of Intercompany Indebtedness by virtue of the subordination provisions set forth herein that otherwise would have been made to the holders of Intercompany Indebtedness, shall be deemed to be payment by such Covanta Party to or on account of Intercompany Indebtedness, it being understood that the subordination provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holders of Intercompany Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.
6.Obligation of the Covanta Parties Unconditional. Nothing contained in the subordination provisions set forth herein or in the documents evidencing Intercompany Indebtedness is intended to or shall impair, as between any Covanta Party and the holders of Intercompany Indebtedness, the obligation of such Covanta Party, which is absolute and unconditional, to pay to the holders of Intercompany Indebtedness the principal of and interest on Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holders of Intercompany Indebtedness and creditors of such Covanta Party other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holders of Intercompany Indebtedness from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under the subordination provisions set forth herein of the holders of Senior Indebtedness in respect of cash, property, or securities of such Covanta Party received upon the exercise of any such remedy. Upon any distribution of assets of such Covanta Party referred to herein, the holders of Intercompany Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Intercompany Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of such Covanta Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or hereto.
7.Subordination Rights Not Impaired by Acts or Omissions of any Covanta Party or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of any Covanta Party or by any act or failure to act in good faith by any such holder, or by any noncompliance by such Covanta Party with the terms and provisions of Intercompany Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may, without in any way affecting the obligations of the holders of Intercompany Indebtedness with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing

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such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or consent from the holders of Intercompany Indebtedness.
8.Additional Subsidiaries. Upon execution and delivery after the date hereof by any (x) Guarantor Subsidiary of a counterpart signature page hereto, such Guarantor Subsidiary shall become a “Covanta Party” hereunder or (y) Non-Guarantor Subsidiary of a counterpart signature page hereto, such Non-Guarantor Subsidiary shall become a “Non- Guarantor Subsidiary” hereunder, in each case with the same force and effect as if originally named as a Covanta Party or Non-Guarantor Subsidiary (as applicable) hereunder. The rights and obligations of each Covanta Party hereunder shall remain in full force and effect notwithstanding the addition of any new Covanta Party as a party to this Agreement.
9.Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of Senior Indebtedness remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.
10.Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the holders of Senior Indebtedness hereunder, and any and all waivers or consents hereunder, shall be made only by written agreement, waiver or consent signed by the Covanta Parties and the Administrative Agent, acting on behalf of the holders of Senior Indebtedness.
11.Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
12.Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
13.Successors and Assigns. This Agreement shall inure to the benefit of the Secured Parties and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Covanta Parties and the Non-Guarantor Subsidiaries shall be binding upon their respective successors and assigns. The duties and obligations of the Covanta Parties and the Non-Guarantor Subsidiaries may not be delegated or transferred without the written consent of the Requisite Lenders under the Credit Agreement and any such delegation or transfer without such consent shall be null and void.
14.Counterparts. This Agreement may be executed in any number of

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counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
15.Remedies. In the event of a breach by any of the Covanta Parties or any of the Non-Guarantor Subsidiaries in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Secured Parties, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent, on behalf of the Secured Parties, at law may not fully compensate the Administrative Agent, on behalf of the Secured Parties, for the damages they may suffer in the event of a breach hereof.
16.Notices. All notices, statements, requests and demands and other communications given to or made among the Covanta Parties, the Non-Guarantor Subsidiaries, the Administrative Agent or the holders of Senior Indebtedness in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.1 of the Credit Agreement.
17.Termination. Upon the Termination Date, this Agreement shall terminate and be of no further force and effect.
18.Amendment and Restatement. This Agreement is an amendment and restatement of the Intercompany Subordination Agreement dated as of March 28, 2012 (as such may have been amended, restated, supplemented or further modified and in effect immediately prior to the effectiveness of the Agreement, the “Original Agreement”) and is in no way intended to constitute a novation thereof. The provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Original Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date fully written above.

COVANTA ENERGY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND EACH OF ITS SUBSIDIARIES LISTED ON ANNEX A HERETO
By:	/S/ Bradford J. Helgeson
Name: Bradford J. Helgeson
Title: Authorized Officer

COVANTA HOLDING CORPORATION, A DELAWARE CORPORATION
By:	/S/ Bradford J. Helgeson
Name: Bradford J. Helgeson
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Intercompany Subordination Agreement]

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BANK OF AMERICA, N.A. as Administrative Agent
By:	/S/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

[Signature Page to Amended and Restated Intercompany Subordination Agreement]

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ANNEX A TO SIGNATURE PAGE
Guarantor Subsidiaries

1.	Camden County Energy Recovery Associates, L.P., a New Jersey limited partnership By its General Partner Covanta Camden GP, LLC and Limited Partner Covanta Energy, LLC
2.	Covanta 4Recovery Transfer Systems LLC (f/k/a TransRiver Transfer Systems LLC), a Delaware limited liability company By its Sole Member Covanta Sustainable Solutions, LLC
3.	Covanta Abington Transfer Solutions LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC
4.	Covanta Alexandria/Arlington, Inc., a Virginia corporation
5.	Covanta ARC LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC
6.	Covanta Bristol, Inc., a Connecticut corporation
7.	Covanta Camden GP, LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC
8.	Covanta Company of SEMASS, LLC (f/k/a Covanta Company of SEMASS, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC
9.	Covanta Dade Metals Recovery LLC, a Florida limited liability company By its Sole Member Covanta Pasco, Inc.
10.	Covanta Delaware Valley OP, LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC
11.	Covanta Energy Americas, Inc., a Delaware corporation
12.	Covanta Energy Group, LLC (f/k/a Covanta Energy Group, Inc.), a Delaware limited liability company By its Sole Member Covanta Energy, LLC
13.	Covanta Energy Marketing LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC
14.	Covanta Fairfax, Inc., a Virginia corporation
15.	Covanta Harrisburg, Inc., a Delaware corporation
16.	Covanta Haverhill, Inc., a Massachusetts corporation
17.	Covanta Haverhill Associates, LLC (f/k/a Covanta Haverhill Associates), a Massachusetts limited liability company By its Sole Member Covanta Haverhill, Inc.
18.	Covanta Hempstead Company, a New York general partnership By its General Partners Covanta Hempstead II, LLC and Covanta ARC LLC
19.	Covanta Hempstead II, LLC, a Delaware limited liability company By its Sole Member Covanta ARC LLC
20.	Covanta Hillsborough, Inc., a Florida corporation
21.	Covanta Honolulu Resource Recovery Venture, LLC (f/k/a Covanta Honolulu Resource Recovery Venture), a Hawaii limited liability company

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By its Sole Member Covanta Projects, LLC
22.	Covanta Huntsville, Inc., an Alabama corporation
23.	Covanta Indianapolis, Inc., an Indiana corporation
24.	Covanta Kent, Inc., a Michigan corporation
25.	Covanta Lake II, Inc., a Florida corporation
26.	Covanta Lancaster, Inc., a Pennsylvania corporation
27.	Covanta Lee, Inc., a Florida corporation
28.	Covanta Long Beach Renewable Energy Corp., a Delaware corporation
29.	Covanta MacArthur Renewable Energy, Inc., a New York corporation
30.	Covanta Marion Land Corp., an Oregon corporation
31.	Covanta Marion, Inc., an Oregon corporation
32.	Covanta Metals Marketing LLC, a Delaware limited liability company By its Sole Member Covanta Lancaster, Inc.
33.	Covanta Montgomery, Inc., Maryland corporation
34.	Covanta Niagara I, LLC (f/k/a Covanta Niagara, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC
35.	Covanta Operations of Union, LLC, a New Jersey limited liability company By its Sole Member Covanta Projects, LLC
36.	Covanta Pasco, Inc., a Florida corporation
37.	Covanta Pittsfield, LLC, a New York limited liability company By its Sole Member and Manager Covanta Projects, LLC
38.	Covanta Plymouth Renewable Energy, LLC (f/k/a Covanta Plymouth Renewable Energy Limited Partnership), a Delaware limited liability company By its Sole Member Covanta Energy, LLC
39.	Covanta Power International Holdings, Inc., a Delaware corporation
40.	Covanta Projects, LLC (f/k/a Covanta Projects, Inc.), a Delaware limited liability company By its Sole Member Covanta Energy Group, LLC
41.	Covanta SECONN LLC, a Delaware limited liability company By its sole Member Covanta ARC LLC
42.	Covanta Springfield, LLC, a New York limited liability company By its Sole Member Covanta Projects, LLC
43.	Covanta Stanislaus, Inc., a California corporation
44.	Covanta Sustainable Solutions, LLC (f/k/a Covanta 4Recovery, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC
45.	Covanta Tulsa Renewable Energy, LLC (f/k/a Covanta WBH, LLC), a Delaware limited liability company By its Sole Member Covanta Lancaster, Inc.
46.	Covanta Warren Energy Resources Co., LLC (f/k/a Covanta Warren Energy Resources Co., Limited Partnership), a Delaware limited liability company By its Sole Member Covanta Projects, LLC
47.	Covanta York Renewable Energy LLC, a Delaware limited liability company By its Sole Member and Manager Covanta Energy, LLC

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48.	ECOvanta, LLC, a Delaware limited liability company By its Sole Member Covanta ARC LLC
49.	MSW Energy Finance Co. II, Inc., a Delaware corporation
50.	Peabody Monofill Associates, Inc., a Massachusetts corporation
51.	SEMASS Partnership, a Massachusetts limited partnership By its General Partner and Limited Partner Covanta Company of SEMASS, L.P. and Limited Partner MSW Energy Finance Co. II, Inc.
52.	Chesapeake Waste Solutions LLC, a Delaware limited liability company
53.	Covanta Environmental Solutions Carriers II, LLC, a Wisconsin limited liability company
54.	Advanced Waste Services of Indiana, LLC, a Wisconsin limited liability company
55.	Waste Recovery Solutions, LLC, a Florida limited liability company
56.	Environmental Pharmaceuticals, LLC, an Arizona limited liability company
57.	Industrial Oil Tank Service Corporation, a New York corporation
58.	GARCO, Inc., a North Carolina corporation
59.	Covanta Environmental Solutions, LLC, a Delaware limited liability company

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ANNEX B TO SIGNATURE PAGE
Non-Guarantor Subsidiaries

1.	Covanta Babylon, Inc., a New York corporation
2.	Covanta Connecticut (S.E.), LLC, a Delaware limited liability company
3.	Covanta Dade Renewable Energy, LLC (f/k/a Covanta Dade Renewable Energy Ltd.), a Florida limited liability company
4.	Covanta Delano, Inc., a Delaware corporation
5.	Covanta Delaware Valley II, LLC, a Delaware limited liability company
6.	Covanta Delaware Valley, L.P., a Delaware limited partnership
7.	Covanta Essex Company, a New Jersey corporation
8.	Covanta Essex LLC, a Delaware limited liability company
9.	Covanta Essex II, LLC, a Delaware limited liability company
10.	Covanta Huntington, LLC (f/k/a Covanta Huntington Limited Partnership), a Delaware limited liability company
11.	Covanta Hydro Operations West, Inc., a Delaware corporation
12.	Covanta Mendota, LLC (f/k/a Covanta Mendota, L.P.), a California limited liability company
13.	Covanta Onondaga Limited Partnership, a Delaware limited partnership
14.	Covanta Onondaga Two LLC (f/k/a Covanta Onondaga Two Corp.), a Delaware limited liability company
15.	Covanta Southeastern Connecticut Company, a Connecticut corporation
16.	Covanta Southeastern Connecticut, L.P., a Delaware limited partnership
17.	Covanta Union, LLC (f/k/a Covanta Union, Inc.), a Delaware limited liability company
18.	Koma Kulshan Associates LP, a California limited partnership
19.	South Fork II Associates Limited Partnership, a Washington limited partnership
20.	Covanta Burnaby Renewable Energy, Inc., Canada
21.	Covanta Durham York Renewable Energy Limited Partnership, Canada
22.	Covanta Energy (Ireland) Limited, Ireland
23.	Covanta Energy Asia Holdings Ltd., Mauritius
24.	Covanta Energy Asia Pacific Holdings, Ltd., China
25.	Covanta Energy Asia Pacific Ltd., Hong Kong
26.	Covanta Energy China (Delta) Ltd., Mauritius
27.	Covanta Energy China (Gamma) Ltd., Mauritius
28.	Covanta Energy India (Balaji) Limited, Mauritius
29.	Covanta Energy International Investments Limited (f/k/a Covanta Energy India Investments, Ltd.), Mauritius
30.	Covanta Energy Limited, United Kingdom
31.	Covanta Energy Philippines Holdings, Inc., Philippines
32.	Covanta Europe Engineering Limited, Ireland
33.	Covanta Europe Holdings S.a.r.l., Luxembourg
34.	Covanta Europe Operations Limited, Ireland
35.	Covanta Five Ltd., Mauritius

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36.	Covanta Holding UK Limited, United Kingdom
37.	Covanta Ince Park LLP, United Kingdom
38.	Covanta Rookery South Ltd., United Kingdom
39.	Covanta Waste to Energy Asia Limited, Hong Kong
40.	Covanta Waste to Energy Asia Ltd., Mauritius
41.	Dublin Waste to Energy Group (Holdings) Limited, Ireland
42.	Dublin Waste to Energy (Holdings) Limited, Ireland
43.	Dublin Waste to Energy Supply Limited, Ireland
44.	Dublin Waste to Energy Limited, Ireland
45.	Edison (Bataan) Cogeneration Corporation, Philippines
46.	Enereurope Holdings III, B.V., Netherlands
47.	Hidro Operaciones Don Pedro S.A., Costa Rica
48.	Olmec Insurance Ltd., Bermuda
49.	TransRiver Canada Incorporated, Canada
50.	Covanta Environmental Solutions, Inc., Canada
51.	Covanta Environmental Solutions Ontario, Inc., Canada
52.	Return-Tech Inc., Canada
53.	35 Industrial Inc., Canada
54.	Covanta Burnaby Renewable Energy, ULC, Canada
55.	Covanta Luxembourg S.A. R.L., Luxembourg
56.	Covanta Luxembourg Global Holding S.A. R.L., Luxembourg
57.	Covanta Luxembourg Holding S.A. R.L., Luxembourg
58.	Covanta Holding 2 UK Limited, United Kingdom
59.	Covanta Holding 3 UK Limited, United Kingdom
60.	Covanta Europe Assets Limited, United Kingdom
61.	Covanta Protos Development Limited, United Kingdom
62.	Covanta Newhurst Development Limited, United Kingdom
63.	Covanta Caribbean SRL, Barbados

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EXHIBIT A Intercompany Indebtedness
Amended and Restated Master Intercompany Promissory Note dated August 21, 2018 made by each of the Covanta Parties listed therein.

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